Exhibit 99.1
General Growth Properties, Inc.
Supplemental Financial Information
For the Three Months Ended March 31, 2009
This presentation contains forward-looking statements. Actual results may differ materially from the results suggested by these forward-looking statements for a number of reasons, including, but not limited to tenant occupancy and tenant bankruptcies, the level of our indebtedness and interest rates, retail and credit market conditions, sales in our Master Planned Communities segment, the cost and success of development and redevelopment projects, and our ability to successfully manage liquidity and refinancing demands, particularly after our petition under Chapter 11 of the U.S. Bankruptcy Code (“Chapter 11”) on April 16, 2009. Readers are referred to the documents filed by General Growth Properties, Inc. (collectively, with its subsidiaries, “GGP” or the “Company”) with the SEC, specifically the most recent report on Form 10-K, which further identify the important risk factors which could cause actual results to differ materially from the forward-looking statements in this supplemental financial information. The Company disclaims any obligation to update any forward-looking statements.

Supplemental Financial/Operational Data
March 31, 2009
Table of Contents
All information included in this supplemental package is unaudited and is as of March 31, 2009, unless otherwise indicated.

Corporate Overview	1 - 2
Corporate Profile	1
Corporate Overview	1
Stock Listing	1
Current Dividend	1
Investor Relations	1
Transfer Agent	1
Debt Ratings	1
Ownership Structure	2
Total Market Capitalization	2

First Quarter Earnings Announcement	3-14

Supplemental Financial Data*	15-33
Summary Retained FFO & Core FFO	15
Trailing Twelve Month EBITDA and Coverage Ratios	16
Comparable NOI Growth	17
Master Planned Communities	18-20
Capital Information	21
Changes in Total Common & Equivalent Shares	22
Common Dividend History	23
Debt Maturity and Current Average Interest Rate Summary	24
Summary of Outstanding Debt	25-26

Supplemental Operational Data	27-30
Operating Statistics, Certain Financial Information & Top Tenants	27
Retail Portfolio GLA, Occupancy, Sales & Rent Data	28
Retail and Other Net Operating Income by Geographic Area at Share	29
Lease Expiration Schedule and Lease Termination Income at Share	30

Expansions, Redevelopments & New Developments	31-33

*	The supplemental financial data should be read in conjunction with the Company’s first quarter earnings information (included as pages 3-14 of this supplemental report) as certain disclosures and reconciliations in such announcement have not been included in the supplemental financial data.

Corporate Overview

Corporate Profile
GGP and its predecessor companies have been in the shopping center business for over fifty years. GGP is one of the largest U.S.-based publicly traded real estate investment trusts (REIT) and, subsequent to April 16, 2009 is operating under Chapter 11 of the Bankruptcy Code. The Company currently has ownership interest in, or management responsibility for, a portfolio of more than 200 regional shopping malls in 44 states, as well as ownership in master planned community developments and commercial office buildings. The Company’s portfolio totals approximately 200 million square feet and includes over 24,000 retail stores nationwide. Average occupancy at March 31, 2009 was 90.9% and tenant sales per square foot were $427.
Corporate Overview
The corporate mission of GGP is to create value and profit by acquiring, developing, renovating, and managing regional malls in major and middle markets throughout the United States. The Company provides investors an opportunity to participate in the ownership of high quality income producing real estate.
Stock Listing
Common Stock
OTC: GGWPQ (Commencing April 17, 2009)
Current Dividend
As previously announced, the Company’s Board of Directors (the “Board”) determined in October 2008 to suspend the common stock dividend. Such suspension will be reviewed in 2009 by the Board as necessary in the context of the REIT requirements and the Company’s ongoing capital position.

Investor Relations	Transfer Agent

Jim Graham	BNY Mellon
Senior Director, Public Affairs	Shareowner Services
General Growth Properties	480 Washington Blvd
110 North Wacker Drive	Jersey City, NJ 07310
Chicago, IL 60606	(888) 395-8037
Phone (312) 960-2955	Foreign Stockholders:
Fax (312) 994-6747	+1 201 680-6578
james.graham@ggp.com
Debt Ratings

Standard & Poors — Corporate Rating	D
Standard & Poors — Senior Debt Rating	D
Standard & Poors — TRCLP Bonds Rating	D
Moody’s — Senior Debt Rating	C
Moody’s — TRCLP Bonds Rating	C

Please visit the GGP web site for additional information:	www.ggp.com

Total Market Capitalization — As Measured by Stock Price (dollars in thousands)	March 31,2009

Total Portfolio Debt (Company consolidated debt plus applicable share from unconsolidated affiliates) (a)		$27,773,792

Perpetual Preferred Units (b)
Perpetual Preferred Units at 8.25%	$5,000

Convertible Preferred Units (b)
Convertible Preferred Units at 6.50%	26,637
Convertible Preferred Units at 7.00%	25,133
Convertible Preferred Units at 8.50%	63,986

	115,726

Total Preferred Securities		$120,756

Other Preferred Stock		476

Common Operating Partnership Units (d)
Fair value of 7.3 million shares of Operating Partnership Units (which are redeemable for an equal number of shares of common stock)		5,158
Common Stock
Stock market value of 312.3 million shares of common stock — outstanding at end of period (c) (d)
		$221,744

Total Market Capitalization at end of period		$28,121,926

(a)	Excludes liabilities to special improvement districts of $69.3 million, noncontrolling interest adjustment of $70.7 million, purchase accounting mark-to-market adjustments of $47.3 million and senior notes discount of ($90 million).

(b)	Reflected at carrying value at March 31, 2009 as the Company adopted SFAS #160 (“Noncontrolling Interests in Consolidated Financial Statements”) and related guidance in the first quarter of 2009 as required.

(c)	Net of 1.4 million treasury shares.

(d)	Reflects closing common stock share price at March 31, 2009 of $0.71.

First Quarter Earnings Announcement
May 6, 2009

News Release	General Growth Properties, Inc. 110 North Wacker Drive Chicago, IL 60606 (312) 960-5000 FAX (312) 960-5475

FOR IMMEDIATE RELEASE	CONTACT:	Jim Graham Senior Director of Public Affairs (312) 960-2955
General Growth Properties, Inc. Reports
Results of Operations for First Quarter 2009
Chicago, Illinois, May 6, 2009 — General Growth Properties, Inc. (the Company) released today its first quarter 2009 operating results. For the first quarter of 2009, Core Funds From Operations (Core FFO) per fully diluted share were a loss of $0.38, Funds From Operations (FFO) per fully diluted share were a loss of $0.52 and Earnings per share — diluted (EPS) were a loss of $1.27. In the comparable 2008 period, Core FFO per fully diluted share were $0.74, FFO per fully diluted share were $0.73 and EPS were $0.01. The declines in Core FFO and FFO are primarily attributable to provisions for impairment, termination income and restructuring costs related to the development of alternatives to address our current liquidity and financing situations. A Supplemental Schedule of Significant FFO Items that Impact Comparability is provided with this release. In addition, the 2008 results have been restated to reflect the adoption of two accounting pronouncements as of January 1, 2009 that required retrospective application.
As previously reported, we filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code in the Bankruptcy Court for the Southern District of New York (the Bankruptcy Court). Although approximately 166 of our regional malls and certain other subsidiaries have also sought voluntary protection in related Chapter 11 filings, our property management subsidiary, certain of our wholly-owned subsidiaries, and our joint ventures, either consolidated or unconsolidated, have not sought such protection. The Bankruptcy Court has ruled to allow joint administration of these cases and has approved, on an interim basis, certain “first day” motions generally designed to permit continued normal operations and covering, among other things, employee obligations, critical service providers, tax matters, insurance matters, tenant obligations, cash management and cash collateral. These motions are subject to a final hearing before the Bankruptcy Court on May 8, 2009. The Company intends to pursue a plan of reorganization that extends mortgage maturities and reduces its corporate debt and overall leverage. We intend to work with our various lenders and other constituencies to emerge from bankruptcy as quickly as possible while executing on a plan of reorganization that preserves GGP’s integrated, national business operations.
FINANCIAL AND OPERATIONAL HIGHLIGHTS
•	Core FFO is defined as Funds From Operations excluding the Real Estate Property Net Operating Income (NOI) from the Master Planned Communities segment and the benefit from (provision for) income taxes. Core FFO for the first quarter of 2009 was a loss of $122.9 million or $0.38 per fully diluted share as compared to a positive $220.3 million or $0.74 per fully diluted share for the first quarter of 2008. The primary reason for the Core FFO decline is the approximately $279.8 million of Core FFO impairments recognized in the first quarter of 2009, as detailed in our Supplemental Schedule of Significant FFO Items that Impact Comparability included in this release. No significant impairments were recognized in the first quarter of 2008. In addition, approximately $38.3 million of restructuring costs were incurred in 2009, whereas no such restructuring costs were incurred in the first quarter of 2008. With respect to minimum rents, approximately $11.7 million more of termination income was recognized in 2008 than in 2009.

•	FFO per fully diluted share was a loss of $0.52 in the first quarter of 2009. FFO for the quarter was a loss of $165.9 million as compared to $216.9 million in the first quarter of 2008. In addition to the items detailed in the Supplemental Schedule of Significant FFO Items that Impact Comparability, we experienced land sales declines in the Master Planned Community segment discussed below.

•	EPS for the first quarter of 2009 were a loss of $1.27 per share versus earnings of $0.01 in the first quarter of 2008. Our first quarter 2009 EPS were significantly impacted by the FFO items discussed above as well as increased depreciation due to the scheduled acquisition of The Shoppes at The Palazzo in 2008.
SEGMENT RESULTS
Retail and Other Segment
•	NOI for the first quarter of 2009 was $608.6 million, a decrease of approximately 4.1% from the $634.5 million reported in the first quarter of 2008. Minimum rents in the first quarter of 2009 declined approximately $2.7 million as compared to the same period of 2008 due to the 2008 sale of three office buildings and two office parks. Temporary tenant revenues, other revenues (including sponsorship, vending, parking and advertising) and overage rents declined in 2009 due to decreases in occupancy and the overall weakness of the retail economy. Weaknesses in our tenants’ businesses also yielded an $8.6 million increase in our provision for doubtful accounts in 2009 as compared to 2008. In addition, other revenues declined in 2009 due to a loss on sale of outparcel land of $3.9 million whereas 2008 had outparcel sales gains of approximately $4.2 million.

•	Revenues from consolidated properties were $ 757.6 million for the first quarter of 2009, a decline of 5.1% compared to $798.3 million for the same period in 2008. The majority of this decline is due to the items impacting FFO discussed above.

•	Revenues from unconsolidated properties, at the Company’s ownership share, increased to $152.1 million or 3.8% compared to $146.6 million in the first quarter of 2008. This increase was primarily due to the completion and commencement of operations at the Natick Collection in 2008.

•	Total tenant sales declined 6.1% and comparable tenant sales declined 6.7% in 2009, both on a trailing 12 month basis, compared to the same period last year.

•	Comparable NOI from consolidated properties in the first quarter of 2009 declined by 4.4% compared to the first quarter of 2008. Comparable NOI from unconsolidated properties at the Company’s ownership share in the first quarter of 2009, increased by approximately 3.7% compared to the first quarter of 2008. In aggregate, comparable segment NOI decreased 3.3% as compared to the first quarter of 2008.

•	Retail Center occupancy decreased to 90.9% at March 31, 2009, compared to 92.5% at December 31, 2008 and 92.7% at March 31, 2008.

•	Sales per square foot for first quarter 2009 (on a trailing twelve month basis) were $427 versus $438 for the fourth quarter 2008 and $460 in the first quarter of 2008.
Master Planned Communities Segment
•	NOI in the first quarter of 2009 for the Master Planned Communities segment was a loss of $54.4 million for consolidated properties and income of $0.3 million for unconsolidated properties as compared to a loss of $0.9 million and income of $7.7 million, respectively, in the first quarter of 2008. As detailed in the Supplemental Schedule of FFO Items that Impact Comparability, the NOI loss in the first quarter of 2009 is due primarily to the $52.8 million provision for impairment related to the agreement to sell substantially all of our remaining acreage at the Fairwood Community in a single bulk sale, a transaction which is expected to be completed in the third quarter of 2009. NOI remains negative for certain other communities as operating expenses cannot be completely eliminated despite the significant reduction in current sales revenues.

•	Land sale revenues in the first quarter of 2009 were approximately $9.0 million for consolidated properties and approximately $5.1 million for unconsolidated properties, compared to $9.1 million and $23.1 million, respectively, in the first quarter of 2008.

GGP INFORMATION/WEBSITE
The Company currently has ownership interest in, or management responsibility for, over 200 regional shopping malls in 45 states, as well as ownership in planned community developments and commercial office buildings. The Company’s portfolio totals approximately 200 million square feet of retail space and includes over 24,000 retail stores nationwide. The Company’s common stock is currently traded in the pink sheets using the symbol GGWPQ. For more information, please visit the Company website at http://www.ggp.com.
NON-GAAP SUPPLEMENTAL FINANCIAL MEASURES AND DEFINITIONS
FUNDS FROM OPERATIONS AND CORE FFO
The Company, consistent with real estate industry and investment community preferences, uses FFO as a supplemental measure of operating performance for a Real Estate Investment Trust (REIT). The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as net income (loss) attributable to controlling interests (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from cumulative effects of accounting changes, extraordinary items and sales of properties, plus real estate related depreciation and amortization and including adjustments for unconsolidated partnerships and joint ventures.
The Company considers FFO a supplemental measure for equity REITs and a complement to GAAP measures because it facilitates an understanding of the operating performance of the Company’s properties. FFO does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life. Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the Company believes that FFO provides investors with a clearer view of the Company’s operating performance. However, we believe that FFO is a less meaningful supplemental measure for the Master Planned Communities segment of our business. FFO does not facilitate an understanding of the operating performance of the Master Planned Communities segment of our business as our primary strategy in this segment is to develop and sell land in a manner that increases the value of the remaining land. In addition, the Master Planned Communities segment of our business is operated within taxable REIT subsidiaries and therefore our (provision for) benefit from income tax expense is largely attributable to this segment of the business. To isolate these parts of the Company from the Retail and Other segment, for which FFO is a relevant measure of operating performance, the Company also uses Core FFO as an operating measure. Core FFO is defined as FFO excluding the NOI from the Master Planned Communities segment and the (provision for) benefit from income taxes.

In order to provide a better understanding of the relationship between Core FFO, FFO and GAAP net income, a reconciliation of Core FFO and FFO to GAAP net income attributable to controlling interests has been provided. Neither Core FFO nor FFO represent cash flow from operating activities in accordance with GAAP, neither should be considered as an alternative to GAAP net income attributable to controlling interests and neither is necessarily indicative of cash available to fund cash needs. In addition, the Company has presented FFO on a consolidated and unconsolidated basis (at the Company’s ownership share) as the Company believes that given the significance of the Company’s operations that are owned through investments accounted for on the equity method of accounting, the detail of the operations of the Company’s unconsolidated properties provides important insights into the income and FFO produced by such investments for the Company as a whole.
REAL ESTATE PROPERTY NET OPERATING INCOME (NOI) AND COMPARABLE NOI
The Company believes that NOI is a useful supplemental measure of the Company’s operating performance. The Company defines NOI as operating revenues (rental income, land sales, tenant recoveries and other income) less property and related expenses (real estate taxes, land sales operating costs, repairs and maintenance, marketing and other property expenses). As with FFO described above, NOI has been reflected on a consolidated and unconsolidated basis (at the Company’s ownership share). Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.
Because NOI excludes general and administrative expenses, interest expense, retail investment property impairment or other non-recoverable development costs, depreciation and amortization, gains and losses from property dispositions, allocations to noncontrolling interests and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact on operations from trends in occupancy rates, rental rates, land values (with respect to the Master Planned Communities) and operating costs. This measure thereby provides an operating perspective not immediately apparent from GAAP operating or net income attributable to controlling interests. The Company uses NOI to evaluate its operating performance on a property-by-property basis because NOI allows the Company to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on the Company’s operating results, gross margins and investment returns.
In addition, management believes that NOI provides useful information to the investment community about the Company’s operating performance. However, due to the exclusions noted above, NOI should only be used as an alternative measure of the Company’s financial performance. For reference, and as an aid in understanding management’s computation of NOI, a reconciliation of NOI to consolidated operating income as computed in accordance with GAAP has been presented.

Comparable NOI excludes from both years the NOI of properties with significant physical or merchandising changes and those properties acquired or opened during the relevant comparative accounting periods.
PROPERTY INFORMATION
The Company has presented information on its consolidated and unconsolidated properties separately in the accompanying financial schedules. As a significant portion of the Company’s total operations are structured as joint venture arrangements which are unconsolidated, management of the Company believes that operating data with respect to all properties owned provides important insights into the income produced by such investments for the Company as a whole. In addition, the individual items of revenue and expense for the unconsolidated properties have been presented at the Company’s ownership share of such unconsolidated ventures. As substantially all of the management operating philosophies and strategies are the same regardless of ownership structure, an aggregate presentation of NOI and other operating statistics yields a more accurate representation of the relative size and significance of such elements of the Company’s overall operations.
FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements. Actual results may differ materially from the results suggested by these forward-looking statements, for a number of reasons, including, but not limited to, the impact of our bankruptcy filing, our ability to refinance our near and intermediate term debt, our substantial level of indebtedness and interest rates, retail and credit market conditions, impairments, land sales in the Master Planned Communities segment, the cost and success of development and re-development projects and our ability to successfully manage our strategic and financial review and our liquidity demands. Readers are referred to the documents filed by General Growth Properties, Inc. with the Securities and Exchange Commission, which further identify the important risk factors which could cause actual results to differ materially from the forward-looking statements in this release. The Company disclaims any obligation to update any forward-looking statements.
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GENERAL GROWTH PROPERTIES, INC.
OVERVIEW
(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2009	2008
Funds From Operations (“FFO”)
Company stockholders	$(161,388)	$178,993
Operating Partnership unit holders	(4,528)	37,910

Operating Partnership	$(165,916)	$216,903

Decrease in FFO over comparable prior year period	(176.5)%	(55.9)%

FFO per share:
Company stockholders — basic	$(0.52)	$0.73
Operating Partnership — basic	(0.52)	0.73
Operating Partnership — diluted	(0.52)	0.73
Decrease in diluted FFO per share over comparable prior year period	(171.2)%	(56.0)%

Core Funds From Operations (“Core FFO”)
Core FFO	$(122,886)	$220,328
(Decrease) increase in Core FFO over comparable prior year period	(155.8)%	14.5%

Core FFO per share — diluted	(0.38)	0.74
(Decrease) increase in diluted Core FFO per share over comparable prior year period	(151.2)%	13.8%

Dividends
Dividends paid per share	$—	$0.50
Payout ratio (% of diluted FFO paid out)	—%	68.5%

Real Estate Property Net Operating Income (“NOI”)
Retail and Other:
Consolidated	$509,085	$541,029
Unconsolidated	99,495	93,514

Total Retail and Other	608,580	634,543

Master Planned Communities:
Consolidated	(54,397)	(855)
Unconsolidated	333	7,712

Total Master Planned Communities	(54,064)	6,857

Total Real estate property net operating income	$554,516	$641,400

	March 31,	December 31,
Selected Balance Sheet Information	2009	2008
Cash and cash equivalents	$195,745	$168,993

Investment in real estate:
Net land, buildings and equipment	$22,332,535	$22,723,390
Developments in progress	1,004,869	1,076,675
Net investment in and loans to/from Unconsolidated Real Estate Affiliates	1,864,353	1,869,929
Investment property and property held for development and sale	1,774,681	1,823,362

Net investment in real estate	$26,976,438	$27,493,356

Total assets	$28,903,412	$29,557,330

Mortgages, notes and loans payable	$24,702,810	$24,756,577
Redeemable noncontrolling interests — Preferred	120,756	120,756
Redeemable noncontrolling interests — Common	102,543	379,169
Total equity	1,729,661	1,860,407

Total capitalization (at cost)	$26,655,770	$27,116,909

	Consolidated Properties			Unconsolidated Properties(a)
			Average		Average
	Outstanding		Interest	Outstanding	Interest
Summarized Debt Information	Balance		Rate(d)	Balance	Rate(d)
Fixed rate (c)	$20,015,887		5.69%	$2,836,875	5.70%
Variable rate (c)	4,589,741		7.81	331,289	5.72

Totals	$24,605,628	(b)	6.09%	$3,168,164	5.70%

(a)	Reflects the Company’s share of debt relating to the properties owned by the Unconsolidated Real Estate Affiliates.

(b)	Excludes liabilities to special improvement districts of $69.3 million, noncontrolling interest adjustment of $70.7 million, a senior notes discount of $90.0 million and purchase accounting mark-to-market adjustments of $47.3 million.

(c)	Includes the effects of interest rate swaps.

(d)	Rates include the effects of deferred finance costs and the effect of a 360 day rate applied over a 365 day period.

GENERAL GROWTH PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2009	2008
Revenues:
Minimum rents	$499,107	$524,942
Tenant recoveries	233,019	231,632
Overage rents	10,025	13,518
Land sales	8,986	9,066
Management and other fees	19,198	20,239
Other	18,305	30,925

Total revenues	788,640	830,322

Expenses:
Real estate taxes	71,558	68,649
Repairs and maintenance	55,356	62,100
Marketing	7,576	12,276
Other property operating costs	103,701	111,520
Land sales operations	10,614	9,921
Provision for doubtful accounts	10,332	2,709
Property management and other costs	43,408	52,138
General and administrative	45,825	8,098
Provisions for impairment	331,093	372
Depreciation and amortization	204,615	184,259

Total expenses	884,078	512,042

Operating (loss) income	(95,438)	318,280

Interest income	730	557
Interest expense	(328,489)	(325,692)

Loss before income taxes, noncontrolling interests and equity in income of Unconsolidated Real Estate Affiliates	(423,197)	(6,855)
Benefit from (provision for) income taxes	11,514	(9,392)
Equity in income of Unconsolidated Real Estate Affiliates	7,538	23,828

(Loss) income from continuing operations	(404,145)	7,581
Discontinued operations — loss on dispositions	(55)	—

Net (loss) income	(404,200)	7,581
Allocation to noncontrolling interests	8,118	(4,221)

Net (loss) income attributable to common stockholders	$(396,082)	$3,360

Basic and Diluted (Loss) Earnings Per Share:
Continuing operations	$(1.27)	$0.01
Discontinued operations	—	—

Total basic and diluted (loss) earnings per share	$(1.27)	$0.01

GENERAL GROWTH PROPERTIES, INC.
PORTFOLIO RESULTS AND FUNDS FROM OPERATIONS (“FFO”)
(In thousands)

	Three Months Ended March 31, 2009
	Consolidated	Unconsolidated	Segment
	Properties	Properties	Basis
Retail and Other
Property revenues:
Minimum rents	$499,107	$97,391	$596,498
Tenant recoveries	233,019	40,819	273,838
Overage rents	10,025	1,216	11,241
Other, including noncontrolling interests	15,457	12,628	28,085

Total property revenues	757,608	152,054	909,662

Property operating expenses:
Real estate taxes	71,558	12,581	84,139
Repairs and maintenance	55,356	8,718	64,074
Marketing	7,576	1,475	9,051
Other property operating costs	103,701	28,538	132,239
Provision for doubtful accounts	10,332	1,247	11,579

Total property operating expenses	248,523	52,559	301,082

Retail and other net operating income	509,085	99,495	608,580

Master Planned Communities
Land sales	8,986	5,101	14,087
Land sales operations	(10,614)	(4,768)	(15,382)

Master Planned Communities net operating (loss) income before provision for impairment	(1,628)	333	(1,295)

Provision for impairment	(52,769)	—	(52,769)

Master Planned Communities net operating (loss) income	(54,397)	333	(54,064)

Real estate property net operating income	454,688	99,828	$554,516

Management and other fees	19,198	3,532
Property management and other costs	(43,408)	(9,046)
General and administrative	(45,825)	(4,261)
Provisions for impairment	(278,324)	(1,446)
Depreciation on non-income producing assets, including headquarters building	(2,480)	—
Interest income	730	917
Interest expense	(328,489)	(41,592)
Benefit from (provision for) income taxes	11,514	(480)
Preferred unit distributions	(2,336)	—
Other FFO from noncontrolling interests	1,335	29

FFO	(213,397)	47,481
Equity in FFO of Unconsolidated Properties	47,481	(47,481)

Operating Partnership FFO	$(165,916)	$—

	Three Months Ended March 31, 2008
	Consolidated	Unconsolidated	Segment
Retail and Other	Properties	Properties	Basis
Property revenues:
Minimum rents	$524,942	$92,692	$617,634
Tenant recoveries	231,632	39,091	270,723
Overage rents	13,518	1,312	14,830
Other, including noncontrolling interests	28,191	13,541	41,732

Total property revenues	798,283	146,636	944,919

Property operating expenses:
Real estate taxes	68,649	11,591	80,240
Repairs and maintenance	62,100	9,301	71,401
Marketing	12,276	2,188	14,464
Other property operating costs	111,520	29,747	141,267
Provision for doubtful accounts	2,709	295	3,004

Total property operating expenses	257,254	53,122	310,376

Retail and other net operating income	541,029	93,514	634,543

Master Planned Communities
Land sales	9,066	23,118	32,184
Land sales operations	(9,921)	(15,406)	(25,327)

Master Planned Communities net operating (loss) income	(855)	7,712	6,857

Real estate property net operating income	540,174	101,226	$641,400

Management and other fees	20,239	5,031
Property management and other costs	(52,138)	(9,737)
General and administrative	(8,098)	(2,256)
Provisions for impairment	(372)	—
Depreciation on non-income producing assets, including headquarters building	(2,795)	—
Interest income	557	1,708
Interest expense	(325,692)	(39,110)
Provision for income taxes	(9,392)	(890)
Preferred unit distributions	(2,903)	—
Other FFO from noncontrolling interests	1,321	30

FFO	160,901	56,002
Equity in FFO of Unconsolidated Properties	56,002	(56,002)

Operating Partnership FFO	$216,903	$—

GENERAL GROWTH PROPERTIES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES
(In thousands)

	Three Months Ended
	March 31,
	2009	2008
Reconciliation of Real Estate Property Net Operating Income (“NOI”) to GAAP Operating (Loss) Income
Real estate property net operating income:
Segment basis	$554,516	$641,400
Unconsolidated Properties	(99,828)	(101,226)

Consolidated Properties	454,688	540,174
Management and other fees	19,198	20,239
Property management and other costs	(43,408)	(52,138)
General and administrative	(45,825)	(8,098)
Provisions for impairment	(278,324)	(372)
Depreciation and amortization	(204,615)	(184,259)
Noncontrolling interest in NOI of Consolidated Properties and other	2,848	2,734

Operating (loss) income	$(95,438)	$318,280

Reconciliation of Core FFO to Funds From Operations (“FFO”) and to GAAP Net (Loss) Income Attributable to Controlling Interest
Core FFO	$(122,886)	$220,328
Master Planned Communities net operating (loss) income	(54,064)	6,857
Benefit from (provision for) income taxes	11,034	(10,282)

Funds From Operations — Operating Partnership	(165,916)	216,903
Depreciation and amortization of capitalized real estate costs	(242,097)	(213,655)
Discontinued operations — loss on dispositions	(55)	—
Noncontrolling interests in depreciation of Consolidated Properties and other	874	824
Redeemable noncontrolling interests	11,112	(712)

Net (loss) income attributable to common stockholders	$(396,082)	$3,360

Reconciliation of Equity in NOI of Unconsolidated Properties to GAAP Equity in Income of Unconsolidated Real Estate Affiliates
Equity in Unconsolidated Properties:
NOI	$99,828	$101,226
Net property management fees and costs	(5,514)	(4,706)
Net interest expense	(40,675)	(37,402)
General and administrative, provisions for impairment income taxes and noncontrolling interest in FFO	(6,158)	(3,116)

FFO of unconsolidated properties	47,481	56,002
Depreciation and amortization of capitalized real estate costs	(39,962)	(32,191)
Other, including gains on sales of investment properties	19	17

Equity in income of unconsolidated real estate affiliates	$7,538	$23,828

Reconciliation of Weighted Average Shares Outstanding
Basic:
Weighted average number of shares outstanding — FFO per share	319,590	296,605
Conversion of Operating Partnership units	(8,722)	(51,840)

Weighted average number of Company shares outstanding — GAAP EPS	310,868	244,765

Diluted:
Weighted average number of shares outstanding — FFO per share	319,590	296,758
Conversion of Operating Partnership units	(8,722)	(51,840)

Weighted average number of Company shares outstanding — GAAP EPS	310,868	244,918

GENERAL GROWTH PROPERTIES, INC.
SUPPLEMENTAL DISCLOSURE OF CERTAIN NON-CASH REVENUES AND EXPENSES
REFLECTED IN FFO
(In thousands)

	Three Months Ended		Three Months Ended
	March 31, 2009		March 31, 2008
	Consolidated	Unconsolidated	Consolidated	Unconsolidated
	Properties	Properties	Properties	Properties
Minimum rents:
Above- and below-market tenant leases, net	$854	$1,718	$5,936	$2,136
Straight-line rent	8,636	3,778	11,942	2,799
Real estate taxes:
Real estate tax stabilization agreement	(981)	—	(981)	—
Other property operating costs:
Non-cash ground rent expense	(1,587)	(200)	(1,736)	(231)
Provisions for impairment	(331,093)	(1,446)	(372)	—
Interest expense:
Mark-to-market adjustments on debt	2,247	387	4,166	712
Amortization of deferred finance costs	(20,131)	(425)	(8,740)	(380)
Amortization of discount on exchangeable notes	(6,692)	—	(6,298)	—
Termination of interest rate swaps	8,614	—	—	—
Debt extinguishment costs:
Write-off of deferred finance costs	—	—	208	—

Totals	$(340,133)	$3,812	$4,125	$5,036

WEIGHTED AVERAGE SHARES
(In thousands)

	Three Months Ended
	March 31,
	2009	2008
Basic	310,868	244,765
Diluted	310,868	244,918
Assuming full conversion of Operating Partnership units:
Basic	319,590	296,605
Diluted	319,590	296,758

GENERAL GROWTH PROPERTIES, INC.
SUPPLEMENTAL SCHEDULE OF SIGNIFICANT FFO ITEMS THAT IMPACT COMPARABILITY (a)
(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2009	2008
Operating Partnership FFO	$(165,916)	$216,903

Operating Partnership FFO per share — diluted	$(0.52)	$0.73

Significant items that affect comparability increase (decrease)

Provisions for impairment:
Operating properties	121,422	—
Non-recoverable development costs	48,959	372
Goodwill	109,389	—

Core FFO Impairments	279,770	372
Master planned communities impairment	52,769	—

Total impairments	332,539	372

Restructuring costs (b)	38,300	—
Termination income	(9,267)	(21,006)

Operating Partnership FFO as adjusted for comparability	$195,656	$196,269

Adjusted Operating Partnership FFO per share — diluted	$0.61	$0.66

(a)	Includes consolidated and unconsolidated properties.

(b)	The Restructuring costs amounts reflect fees and expenses incurred for various consultants and advisors assisting in the development of our strategic alternatives to address our current liquidity and financing situation.

Supplemental Financial Data

GENERAL GROWTH PROPERTIES, INC.
SUMMARY RETAINED FFO & CORE FFO
(dollars in thousands)

	Three Months Ended
	March 31,
	2009	2008 (a)
Cash From Recurring Operations
FFO — Operating Partnership	$(165,916)	$216,903
Plus (Less):
Non-FFO cash from Master Planned Communities	45,377	(30,685)
Deferred income taxes	(18,204)	1,529
Tenant allowances and capitalized leasing costs (b)	(30,962)	(39,315)
Capital Expenditures (c)	(3,034)	(10,582)
Above and below-market tenant leases, net	(2,572)	(8,072)
Straight-line rent adjustment	(12,414)	(14,741)
Real estate tax stabilization agreement	981	981
Non-cash ground rent expense	1,787	1,967
Provisions for impairment	332,539	372
Mark-to-market adjustments on debt	(2,634)	(4,878)
Amortization of deferred finance costs	20,556	9,120
Amortization of discount on exchangeable notes	6,692	6,298
Termination of interest rate swaps	(8,614)	—
Debt extinguishment costs:
Write-off of deferred finance costs	—	(208)

Cash From Recurring Operations — Operating Partnership	$163,582	$128,689

Retained Funds From Recurring Operations
Cash From Recurring Operations — Operating Partnership (from above)	$163,582	$128,689
Less common dividends/distributions paid	(137)	(147,966)

Retained Funds From Recurring Operations — Operating Partnership	$163,445	$(19,277)

	Three Months Ended
	March 31,
	2009	2008 (a)
Core FFO
Operating Partnership FFO	$(165,916)	$216,903
Exclusions, at the Company’s share:
Master Planned Communities net operating (income) loss	54,064	(6,857)
(Benefit from) provision for income taxes	(11,034)	10,282

Core FFO	$(122,886)	$220,328

Weighted average shares assuming full conversion of Operating Partnership Units — diluted	319,590	296,758

Core FFO — per share	$(0.38)	$0.74

(a)	Certain prior period amounts have been reclassified to conform to the current period presentation. In addition, as a result of the adoption of FSP 14-1 and SFAS 160 which require retrospective application, certain amounts in 2008 have been restated.

(b)	Reflects only recurring tenant allowances; allowances that relate to new and redevelopment projects are excluded.

(c)	Reflects only non-tenant operating capital expenditures; tenant allowances (per (a) above) and capital expenditures that relate to new and redevelopment/renovation projects are excluded.

GENERAL GROWTH PROPERTIES, INC.
TRAILING TWELVE MONTH EBITDA AND COVERAGE RATIOS (a)
(dollars in thousands)

		Twelve Months Ended
	3/31/2009	12/31/2008 (b)	09/30/2008 (b)	06/30/2008 (b)
Pro Rata EBITDA (a)
Net (loss) income attributable to controlling interests	$(394,724)	$4,719	$64,838	$71,304
Discontinued operations, net of noncontrolling interest
- Gains on dispositions	(45,946)	(46,001)	(45,941)	(30,819)
Allocation to noncontrolling interests	(7,429)	4,909	18,000	22,499
Interest expense	1,431,358	1,437,722	1,434,583	1,416,530
(Benefit from) provision for income taxes	(100)	21,586	(37,795)	(4,212)
Amortization of deferred finance costs	59,399	47,963	29,837	24,641
Debt extinguishment costs	5,214	5,007	(1,381)	(3,913)
Interest income	(8,758)	(9,334)	(12,042)	(13,544)
Depreciation and amortization	924,313	896,187	836,670	834,014

Pro Rata EBITDA	$1,963,327	$2,362,758	$2,286,769	$2,316,500

Net Interest (a)
Amortization of deferred finance costs	(59,399)	(47,963)	(29,837)	(24,641)
Debt extinguishment costs	(5,214)	(5,007)	1,381	3,913
Interest expense	(1,431,358)	(1,437,722)	(1,434,583)	(1,416,530)
Interest income	8,758	9,334	12,042	13,544

Net interest	$(1,487,213)	$(1,481,358)	$(1,450,997)	$(1,423,714)

Interest Coverage Ratio	1.32	1.59	1.58	1.63

Fixed Charges (c)
Net interest	$(1,487,213)	$(1,481,358)	$(1,450,997)	$(1,423,714)
Preferred unit distributions	(10,005)	(10,572)	(11,092)	(11,656)

Fixed charges	$(1,497,218)	$(1,491,930)	$(1,462,089)	$(1,435,370)

Ratio of Pro Rata EBITDA to Fixed Charges	1.31	1.58	1.56	1.61

Fixed Charges & Common Dividend
Fixed charges	$(1,497,218)	$(1,491,930)	$(1,462,089)	$(1,435,370)
Common dividend/distributions	(319,862)	(467,691)	(615,503)	(588,773)

Fixed charges & common dividend	$(1,817,080)	$(1,959,621)	$(2,077,592)	$(2,024,143)

Ratio of Pro Rata EBITDA to Fixed Charges & Common Dividend	1.08	1.21	1.10	1.14

(a)	Includes operations of the Unconsolidated Real Estate Affiliates at the Company’s share. The above ratios are lower than those of the revolver and term loan facility, due to certain adjustments per the loan agreement.

(b)	Certain prior period amounts have been reclassified to conform to the current period presentation. In addition, as a result of the adoption of FSP 14-1 and SFAS 160 which require retrospective application, certain amounts in 2008 have been restated.

(c)	Excludes principal amortization payments.

GENERAL GROWTH PROPERTIES, INC.
COMPARABLE NOI GROWTH
(dollars in thousands)

	Three Months Ended
	March 31,
Comparable NOI Growth	2009	2008
Total Retail and Other NOI	$608,580	$634,543
NOI from noncomparable properties	(22,603)	(29,317)
Corporate and other (a)	(4,701)	(3,809)

Comparable NOI (b)	$581,276	$601,417

Decrease in Comparable NOI	-3.3%

(a)	Represents miscellaneous items that are included in the Total Retail and Other NOI line item that are not specifically related to operations.

(b)	Comparable properties are properties that have been owned and operated for the entire time during the compared accounting periods, excluding those properties at which significant physical or merchandising changes have been made and miscellaneous (non-retail) properties.
Excluding termination income from both periods, the decrease in comparable NOI was -1.5%.

	Three Months Ended
	March 31,
	2009	2008
Comparable NOI (from above)	$581,276	$601,417
Comparable termination income	(8,987)	(20,577)

Comparable NOI excluding termination income	$572,289	$580,840

Decrease in Comparable NOI excluding termination income	-1.5%

GENERAL GROWTH PROPERTIES, INC.
MASTER PLANNED COMMUNITIES — NET OPERATING INCOME BY COMMUNITY
(dollars in thousands)

					Unconsolidated
		Consolidated Properties			Property @ Share	Company Portfolio
	Maryland			Total		Total MPC
	Properties (a)	Summerlin	Bridgeland	Consolidated	The Woodlands	Segment
	Three Months Ended
March 31, 2009
Land Sales (b)	$566	$5,959	$2,462	$8,987	$5,100	$14,087
Land Sales Operations (c) (d)	53,622	7,669	2,093	63,384	4,767	68,151

Net Operating Income (Loss)	$(53,056)	$(1,710)	$369	$(54,397)	$333	$(54,064)

March 31, 2008
Land Sales (b)	$234	$5,634	$3,198	$9,066	$23,118	$32,184
Land Sales Operations (c) (d)	863	6,210	2,848	9,921	15,406	25,327

Net Operating Income (Loss)	$(629)	$(576)	$350	$(855)	$7,712	$6,857

(a)	Maryland Properties include Columbia and Fairwood and Land Sales Operations for such communities includes an approximate $52.8 million impairment charge recorded in the first quarter 2009.

(b)	Includes builder price participation.

(c)	Land Sales Operations includes selling and general and administrative expenses.

(d)	Land Sales Operations for Summerlin includes quarterly accruals for semi-annual distributions pursuant to the Contingent Stock Agreement (“CSA”).

GENERAL GROWTH PROPERTIES, INC.
MASTER PLANNED COMMUNITIES — BOOK VALUE AND NET CASH FLOW GENERATED (a)
(dollars in thousands)
BOOK VALUE (b)

Net Book Value
March 31, 2009
Investment Land and Land Held for Development and Sale:
Maryland Properties (c)	$161,823
Summerlin	1,093,568
Bridgeland	392,044

Consolidated Communities	$1,647,435

The Woodlands (at GGP 52.5% share)	135,574

Total Master Planned Communities	$1,783,009

(a)	Excludes operations from our residential condominium project.

(b)	The net book value reflects the recorded carrying amount of the assets in the Company’s financial statements. The book value of The Woodlands is the recorded carrying amount of the Company’s investment in The Woodlands Land Development Company L.P., the investment entity for the community development portion of The Woodlands. The book value at March 31, 2009 likely exceeds the market or liquidation value for certain properties; however, no additional impairments of such properties are appropriate for financial statement purposes as the book value is recoverable based upon the future projected sales and development program for the respective properties. These book values of gross assets are not property appraisals and do not reflect the market value that may be obtained from a third party in individual lot or bulk sale transactions. These amounts also do not reflect any reduction for the final Summerlin distribution scheduled to be made in the first quarter of 2010 pursuant to the CSA.

(c)	Maryland Properties include Columbia and Fairwood.
NET CASH FLOW GENERATED

	Three Months Ended March 31,
	2009	2008
Net Operating Income	$(54,064)	$6,857
Cost of Land Sales	2,717	1,082
The Woodlands NOI (d)	(333)	(7,712)
The Woodlands Cash Distribution for 2008 (d)	—	—
Other Adjustments to Derive Cash Generated (e)	49,839	2,666

Total Cash Generated	(1,841)	2,893

Land Development Expenditures, Net of Related Financing	(6,846)	(26,721)

Estimated Net Cash Flow from Master Planned Communities (f)	$(8,687)	$(23,828)

(d)	Since The Woodlands partnership retains all funds until the end of the year, The Woodlands NOI is excluded from the Estimated Net Cash Flow generated by Master Planned Communities segment. The partnership cash distribution is based on the final cash earned by The Woodlands and generally occurs at the end of each year. In 2008, The Woodlands partnership did not distribute any cash during the fourth quarter.

(e)	Includes collections of builder notes receivable, deposits on future sales, conversion of accrual basis expenses to a cash basis including semi-annual distributions pursuant to the CSA, builder price participation and other miscellaneous items.

(f)	Estimated net cash flow used excludes the estimated semi-annual distributions to be paid pursuant to the CSA. It does not, however, include any provision for income taxes on the earnings of the Master Planned Communities segment which is operated through taxable REIT subsidiaries.

GENERAL GROWTH PROPERTIES, INC.
MASTER PLANNED COMMUNITIES — LOT SALES, PRICING AND ACREAGE BY COMMUNITY (a)
(dollars in thousands)

		Lot Sales and Pricing (b)		Acreage (c)
		Three Months Ended		Total	Remaining
		March 31,		Gross	Saleable
		2009	2008	Acres	Acres
Maryland Properties (d)
Residential	- Acres Sold	—	—		224
	- Average Price/Acre	$—	$—
Commercial	- Acres Sold	—	—		247
	- Average Price/Acre	$—	$—

Maryland Properties Acreage				19,100	471

Summerlin (e)

Residential	- Acres Sold	—	—		6,750
	- Average Price/Acre	$—	$—
Commercial	- Acres Sold	4.4	—		627
	- Average Price/Acre	$999	$—

Summerlin Acreage				22,500	7,377

Bridgeland

Residential	- Acres Sold	6.0	10.7		5,981
	- Average Price/Acre	$246	$257
Commercial	- Acres Sold	14.80	—		1,246
	- Average Price/Acre	$50	$—

Bridgeland Acreage				11,400	7,227

The Woodlands (f)

Residential	- Acres Sold	17.4	100.5		1,783
	- Average Price/Acre	$222	$361
Commercial	- Acres Sold	—	8.6		1,070
	- Average Price/Acre	$—	$717

The Woodlands Acreage				28,400	2,853

(a)	Excludes operations from our residential condominium project.

(b)	Lot Sales and Pricing — This is the aggregate contract price paid for all parcels sold in that community of that property type, divided by the relevant acres sold in that period and is based on sales closed. This average price can fluctuate widely, depending on location of the parcels within a community and the unit price and density of what is sold. Note also that the price indicated does not include payments received under builders’ price participation agreements, where the Company may receive additional proceeds post-sale and record those revenues at that later date, based on the final selling price of the home. In some cases, these payments have been significant with respect to the initial lot price. In addition, there will be other timing differences between lot sales and reported revenue, due to financial statement revenue recognition limitations. The above pricing data also does not reflect the impact of income tax and the CSA, which can have a material impact on valuation. Due to the possibility of wide fluctuations in any given period, drawing broad conclusions based on any given quarter’s data is not recommended. Reference is made to other disclosures in our filings on Forms 10-Q and 10-K, as well as page 19 of this supplemental financial information for a discussion of the valuation of this segment of our business.

(c)	Acreage:

Residential - This includes standard, custom, and high density residential land parcels. Standard residential lots are designated for detached and attached single- and multi-family homes, of a broad range, from entry-level to luxury homes. At Summerlin, we have designated certain residential parcels as custom lots as their premium price reflects their larger size and other distinguishing features — such as being within a gated community, having golf course access, or being located at higher elevations. High density residential includes townhomes, apartments, and condominiums. Commercial - Designated for retail, office, services, and other for-profit activities, as well as those parcels allocated for use by government, schools, houses of worship, and other not-for-profit entities. Gross Acres - Encompasses all of the land located within the borders of the master planned community, including parcels already sold, saleable parcels, and non-saleable areas, such as roads, parks, and recreation and conservation areas. Remaining Saleable Acres - Includes only parcels that are intended for sale. Excludes non-saleable acres as defined above. The mix of intended use, as well as the amount of remaining saleable acres, are primarily based on assumptions regarding entitlements and zoning of the remaining project and are likely to change over time as the master plan is refined.

(d)	Maryland Properties include Columbia and Fairwood.

(e)	Summerlin — Does not reflect impact of CSA. Please refer to most recent Form 10-K for more information. Average price per acre includes assumption of special improvement district financing.

(f)	The Woodlands — Shown at 100% for context. GGP Share of The Woodlands is 52.5%.

GENERAL GROWTH PROPERTIES, INC.
CAPITAL INFORMATION
(dollars in thousands except per share data)

	3/31/2009		12/31/2008	12/31/2007	12/31/2006

Capital Information

Closing common stock price per share	$0.71		$1.29	$41.18	$52.23
52 Week High (a)	44.23		44.23	67.43	55.70
52 Week Low (a)	0.24		0.24	39.31	42.36
Total Return — Trailing Twelve Months (share depreciation / appreciation and dividend)	-95.5%		-93.2%	-17.6%	14.7%

Common Shares and Common Units outstanding at end of period	319,580,745	(b)	319,576,582 (b)	295,749,082	294,957,220

Portfolio Capitalization Data
Total Portfolio Debt (c)
Fixed	$22,852,762		$23,070,699	$23,580,449	$21,172,774
Variable	4,921,030		4,755,927	3,546,063	2,980,055
Total Preferred Securities	121,232		121,232	121,482	182,828
Stock market value of common
stock and Operating Partnership units outstanding at end of period	226,902		412,254	12,178,947	15,405,616

Total Market Capitalization at end of period	$28,121,926	(d)	$28,360,112	$39,426,941	$39,741,273

Leverage Ratio (%)	99.8%		98.1%	68.8%	60.8%

(a)	52-week pricing information includes intra-day highs and lows.

(b)	Net of 1.4 million treasury shares.

(c)	Excludes liabilities to special improvement districts, noncontrolling interest adjustment and purchase accounting mark-to-market adjustments and includes the effect of interest rate swaps.

(d)	Excludes shares of common stock issuable on any exchange of the 3.98% Senior Exchangeable Notes due 2027, as the conditions for such exchange were not satisfied as of the period ended March 31, 2009.

GENERAL GROWTH PROPERTIES, INC.
CHANGES IN TOTAL COMMON & EQUIVALENT SHARES

	Operating	Company		Total Common
	Partnership	Common	Treasury	& Equivalent
	Units	Shares	Stock	Shares
Common Shares and Operating Partnership Units (“OP Units”)
Outstanding at December 31, 2008	50,672,844	270,353,677	(1,449,939)	319,576,582

Direct stock purchase and dividend reinvestment plan	—	69,309	—	69,309

Conversion of OP Units into common shares (a)	(43,408,053)	43,408,053	—	—

Issuance of stock for stock option exercises and restricted stock grants, including treasury shares issued for stock option exercises (b)	—	(65,146)	—	(65,146)

Common Shares and OP Units Outstanding at March 31, 2009	7,264,791	313,765,893	(1,449,939)	319,580,745

Net number of common shares issuable assuming exercise of dilutive stock options at March 31, 2009				—

Diluted Common Shares and OP Units Outstanding at March 31, 2009				319,580,745

Weighted average common shares and OP Units outstanding for the three months ended March 31, 2009 (Basic)				319,589,812

Weighted average net number of common shares issuable assuming exercise of dilutive stock options				—

Fully Diluted Weighted Average Common Shares and OP Units Outstanding for the three months ended March 31, 2009 (c)				319,589,812

(a)	Includes 42,350,000 units converted by MB Capital Units LLC.

(b)	Forfeitures of restricted stock grants.

(c)	Excludes shares of common stock issuable on any exchange of the 3.98% senior exchangeable notes due 2027, as the conditions for such exchange were not satisfied as of the period ended March 31, 2009.

GENERAL GROWTH PROPERTIES, INC.
COMMON DIVIDEND HISTORY

GENERAL GROWTH PROPERTIES, INC.
DEBT MATURITY AND CURRENT AVERAGE INTEREST RATE SUMMARY
AS OF MARCH 31, 2009
(dollars in thousands)

	Consolidated				Unconsolidated		Company
	Properties				Properties (a)		Portfolio
			Current			Current		Current
			Average			Average		Average
	Maturing		Interest		Maturing	Interest	Maturing	Interest
Year	Amount (b)		Rate (c)		Amount (b)	Rate (c)	Amount (b)	Rate (c)
Q1 2009	2,006,757		10.96	%(d)	—	0.00%	2,006,757	10.96	%(d)
Q2 2009	1,018,907		5.28%		57,896	6.86%	1,076,803	5.37%
Q3 2009	88,758		5.31%		192,410	3.08%	281,168	3.78%
Q4 2009	180,599		4.37%		826	6.00%	181,425	4.38%
2010	6,408,130		5.80%		627,177	5.09%	7,035,307	5.74%
2011	4,683,823		6.00%		1,168,065	5.86%	5,851,888	5.97%
2012	3,808,228		5.19%		766,851	5.50%	4,575,079	5.24%
2013	4,357,901		5.15%		127,194	5.53%	4,485,095	5.16%
2014	590,817		6.71%		2,691	11.81%	593,508	6.73%
2015	398,559		6.54%		37,680	6.94%	436,239	6.57%
2016	566,282		7.30%		—	0.00%	566,282	7.30%
2017	104,273		6.54%		6,785	6.47%	111,058	6.54%
Subsequent	392,594		5.20	%(d)	180,589	9.87%	573,183	6.67	%(d)

Totals	$24,605,628	(e)	6.09%		$3,168,164	5.70%	$27,773,792	6.04%

Fixed Rate (f)	20,015,887		5.69%		2,836,875	5.70%	22,852,762	5.69%
Variable Rate (f)	4,589,741		7.81%		331,289	5.72%	4,921,030	7.67%

Totals	$24,605,628	(e)	6.09%		$3,168,164	5.70%	$27,773,792	6.04%

Recourse to GGP (g)	$2,522,328		6.05%		$—	—	$2,522,328	6.05%

	Average Time to Maturity (in years by days)

Fixed Rate Debt	2.78 years				3.04 years		2.81 years
Variable Rate Debt	2.84 years				3.16 years		2.86 years
All GGP Debt	2.79 years				3.05 years		2.82 years

(a)	Reflects the Company’s share of debt relating to the properties owned by the Unconsolidated Real Estate Affiliates.

(b)	Excludes principal amortization.

(c)	Reflects the current variable contract rate as of March 31, 2009 for all variable rate loans. In addition, rates include the effects of deferred finance costs and the effect of a 360 day rate applied over a 365 day period.

(d)	Certain loan rates subject to changes pursuant to court decision stemming from 4/16/2009 bankruptcy filing.

(e)	Reconciliation to GGP Consolidated GAAP debt.

Consolidated debt, from above	$24,605,628
Other liabilities - Special Improvement Districts	69,265
Noncontrolling interest ownership adjustment	70,707
Purchase accounting mark-to-market adjustments	47,254
Senior Notes Discount	(90,044)

GGP Consolidated GAAP debt	$24,702,810

(f)	Includes the effects of interest rate swaps.

(g)	Amounts recourse to GGP represent the current outstanding principal balance of secured and unsecured mortgage and other debt where, by supplemental guarantee or other arrangement, the lender may seek full payment from GGP assets beyond the specified loan collateral.

GENERAL GROWTH PROPERTIES, INC.
SUMMARY OF OUTSTANDING DEBT
(dollars in thousands)

(a)	Rates include the effects of deferred finance costs, interest rate swaps and the effect of a 360 day rate applied over a 365 day period.

GENERAL GROWTH PROPERTIES, INC.
FIRST QUARTER 2009 FINANCING ACTIVITY
(dollars in thousands)

	Fixed Rate	Floating Rate	Total Debt
December 31, 2008 (a)	$23,070,699	$4,755,927	$27,826,626

Refinancings:
Property Related	—	13,301	13,301

Other Property Related	(217,937)	151,802	(66,135)

Net Change	(217,937)	165,103	(52,834)

March 31, 2009 (a)	$22,852,762	$4,921,030	$27,773,792

(a)	Includes Company’s share of debt of Unconsolidated Real Estate Affiliates. Excludes liabilities to special improvement districts of $69.3 million, noncontrolling interest adjustment of $70.7 million, a senior notes discount of $90.0 million and purchase accounting mark-to-market adjustments of $47.3 million.

Supplemental Operational Data

GENERAL GROWTH PROPERTIES, INC.
OPERATING STATISTICS, CERTAIN FINANCIAL INFORMATION & TOP TENANTS (a)
AS OF MARCH 31, 2009

	Consolidated	Unconsolidated	Company
	Retail	Retail	Retail
	Properties	Properties	Portfolio (c)
OPERATING STATISTICS (b)

Occupancy	90.2%	93.3%	90.9%
Trailing 12 month total tenant sales per sq. ft.	$414	$469	$427
% change in total sales	-5.4%	-8.7%	-6.1%
% change in comparable sales	-6.4%	-7.9%	-6.7%
Mall and freestanding GLA (in sq. ft.)	51,023,293	14,446,688	65,469,981

CERTAIN FINANCIAL INFORMATION

Average annualized in place sum of rent and recoverable common area costs per sq. ft. (d) (e)	$46.29	$55.56
Average sum of rent and recoverable common area costs per sq. ft. for new/renewal leases (d) (e)	$28.45	$43.05
Average sum of rent and recoverable common area cost per sq. ft. for leases expiring in 2009 (d) (e)	$35.43	$47.05
Three month percentage change in comparable real estate property net operating income (versus prior year comparable period) (f)	-4.4%	3.7%

Percent of Minimum
Rents, Tenant
Recoveries and
TOP TEN LARGEST TENANTS (COMPANY RETAIL PORTFOLIO)	Other
Gap, Inc.	2.7%
Limited Brands, Inc.	2.7
Abercrombie & Fitch Co.	2.2
Foot Locker, Inc.	2.2
Macy’s, Inc.	1.7
American Eagle Outfitters, Inc.	1.4
Express, LLC	1.2
Forever 21, Inc.	1.1
Luxottica Group S.P.A.	1.1
J.C. Penney Company, Inc.	1.1

(a)	Excludes all international operations which combined represent approximately 1% of segment basis real estate property net operating income. Also excludes community centers.

(b)	Data is for 100% of the mall and freestanding GLA in each portfolio, including those properties that are owned in part by Unconsolidated Real Estate Affiliates. Data excludes properties at which significant physical or merchandising changes have been made and miscellaneous (non-retail) properties.

(c)	Data presented in the column “Company Retail Portfolio” are weighted average amounts.

(d)	Represents the sum of rent and recoverable common area costs.

(e)	Data includes a significant proportion of short-term leases on inline spaces that are leased for one year. Rents and recoverable common area costs related to these short-term leases are typically much lower than those related to long-term leases. Any inferences the reader may draw regarding future rent spreads should be made in light of this difference between short- and long-term leases.

(f)	Comparable properties are those properties that have been owned and operated for the entire time during the comparable accounting periods, and excludes properties at which significant physical or merchandising changes have been made and miscellaneous (non-retail) properties.

GENERAL GROWTH PROPERTIES, INC.
RETAIL PORTFOLIO GLA, OCCUPANCY, SALES & RENT DATA (a)
GLA as of March 31, 2009

			Total Mall/	Avg. Mall/
	Total Anchor GLA	Avg. Anchor GLA	Freestanding GLA	Freestanding GLA	Total GLA
Consolidated	79,532,046	509,821	51,382,952	329,378	130,914,998
Unconsolidated	22,357,691	657,579	14,446,688	424,903	36,804,379
Company	101,889,737	536,262	65,829,640	346,472	167,719,377
% of Total	60.8%		39.2%		100.0%
Occupancy History

	Consolidated	Unconsolidated	Company
3/31/2009	90.2%	93.3%	90.9%
3/31/2008	92.4%	93.8%	92.7%
12/31/2008	92.1%	93.9%	92.5%
12/31/2007	93.4%	94.9%	93.8%
12/31/2006	93.4%	94.2%	93.6%
12/31/2005	92.1%	93.5%	92.5%
Trailing 12 Month Total Tenant Sales per Square Foot

	Consolidated	Unconsolidated	Company
3/31/2009	$414	$469	$427
3/31/2008	442	521	460
12/31/2008	423	489	438
12/31/2007 (b)	444	521	462
12/31/2006 (b)	443	473	453
12/31/2005 (b)	428	455	437
Average in Place Sum of Rent and Recoverable Common Area Costs (at 100%) (c)

	Consolidated	Unconsolidated
3/31/2009	$46.29	$55.56
3/31/2008	45.16	54.02
12/31/2008	46.31	56.44
12/31/2007	44.90	53.35
Sum of Rent and Recoverable Common Area Cost Rates (at 100%) (c)

	Year to Date	Full Year	Rent
	New/Renewals	Expirations	Spread
Consolidated
3/31/2009	$28.45	$35.43	-$6.98
3/31/2008	40.26	33.68	6.58
12/31/2008	38.92	33.68	5.24
12/31/2007	39.64	31.38	8.26

Unconsolidated
3/31/2009	$43.05	$47.05	-$4.00
3/31/2008	55.81	47.51	8.30
12/31/2008	56.02	47.51	8.51
12/31/2007	50.17	37.95	12.22
Occupancy Cost as a % of Sales (b)

	Consolidated	Unconsolidated	Company
3/31/2009	13.8%	14.0%	13.8%
3/31/2008	12.8%	12.7%	12.8%
12/31/2008	13.3%	13.1%	13.3%
12/31/2007	12.5%	12.5%	12.5%
12/31/2006	12.6%	12.4%	12.5%
12/31/2005	12.1%	11.7%	12.0%

(a)	Excludes all international operations which combined represent approximately 1% of segment basis real estate property net operating income. Also excludes community centers.

(b)	Due to tenant sales reporting timelines, data presented is one month behind reporting date.

(c)	Data includes a significant proportion of short-term leases on inline spaces that are leased for one year. Rents and recoverable common area costs related to these short-term leases are typically much lower than those related to long-term leases. Any inferences the reader may draw regarding future rent spreads should be made in light of this difference between short and long-term leases.

GENERAL GROWTH PROPERTIES, INC.
RETAIL AND OTHER NET OPERATING INCOME BY GEOGRAPHIC AREA AT SHARE
(dollars in thousands)

	Three Months Ended		Three Months Ended
	March 31,		March 31,
	2009	% of Total	2008	% of Total
West
Alaska, Arizona, California, Colorado, Hawaii,	$213,075	35.0%	$224,846	35.4%
Idaho, Montana, Nevada, New Mexico, Oregon, Utah, Washington, Wyoming

North Central
Illinois, Iowa, Kansas, Minnesota, Missouri,	71,898	11.8%	69,010	10.9%
Nebraska, North Dakota, South Dakota, Wisconsin

South Central
Arkansas, Louisiana, Oklahoma, Texas	76,830	12.6%	74,732	11.8%

Northeast
Connecticut, Delaware, Indiana, Kentucky,	161,080	26.5%	164,890	26.0%
Maine, Maryland, Massachusetts, Michigan, New Hampshire, New Jersey, New York, Ohio, Pennsylvania, Rhode Island, Vermont, Virginia, West Virginia

Southeast
Alabama, Florida, Georgia, Mississippi,	72,211	11.9%	91,408	14.4%
North Carolina, South Carolina, Tennessee

International	8,785	1.4%	5,848	0.9%

Corporate and Other (a)	4,701	0.8%	3,809	0.6%

TOTAL	$608,580	100.0%	$634,543	100.0%

(a)	Represent miscellaneous items that are included in the Total Retail and Other NOI line item that are not specifically related to property operations.

GENERAL GROWTH PROPERTIES, INC.
LEASE EXPIRATION SCHEDULE AND LEASE TERMINATION INCOME AT SHARE
AS OF MARCH 31, 2009
(in thousands)
Lease Expiration Schedule (a) (b)

	Consolidated			Unconsolidated at Share (c)
	Sum of Rent and		Sum of Rent and	Sum of Rent and		Sum of Rent and
	Recoverable		Recoverable	Recoverable		Recoverable
	Common Area	Square	Common Area	Common Area	Square	Common Area
	Costs	Footage	Costs/Sq. Ft.	Costs	Footage	Costs/Sq. Ft.
2009 (d)	130,372	3,657	35.65	19,934	424	47.01
2010	227,416	5,636	40.35	24,946	509	49.01
2011	193,120	4,165	46.37	30,149	508	59.35
2012	229,067	4,393	52.14	28,833	466	61.87
2013	177,521	3,224	55.06	28,712	443	64.81
2014	181,703	3,333	54.52	26,075	375	69.53
2015	189,679	2,978	63.69	38,988	556	70.12
2016	197,462	2,962	66.67	47,997	676	71.00
2017	203,135	2,984	68.07	56,327	714	78.89
2018	237,561	3,222	73.73	59,152	744	79.51
Subsequent	166,314	2,746	60.57	47,813	722	66.22

Total at Share	$2,133,350	39,300	$54.28	$408,926	6,137	$66.63

All Expirations	$2,133,350	39,300	$54.28	$841,539	12,522	$67.20

Retail Lease Termination Income at Share

	Three Months Ended
	March 31,
	2009	2008
Consolidated	$7,364	$18,447
Unconsolidated	1,903	2,559

Total Termination Income at Share	$9,267	$21,006

(a)	Excludes leases on anchors of 30,000 square feet or more and tenants paying percentage rent in lieu of base minimum rent.

(b)	Excludes all international operations which combined represent approximately 1% of segment basis real estate property net operating income. Also excludes community centers.

(c)	Unconsolidated at share reflect the Company’s interest in the properties owned by the Unconsolidated Real Estate Affiliates.

(d)	Data includes a significant proportion of short-term leases on inline spaces that are leased for one year. Rents and recoverable common area costs related to these short-term leases are typically much lower than those related to long-term leases. Any inferences the reader may draw regarding future rent spreads should be made in light of this difference between short- and long-term leases.

Expansions, Redevelopments & New Developments

GENERAL GROWTH PROPERTIES, INC.
FORECASTED DEVELOPMENT COST SUMMARY (a)
AS OF MARCH 31, 2009
(in millions at share)
As a result of our current liquidity position, GGP has substantially halted or reduced all development and redevelopment activity, other than projects substantially complete, joint venture projects and projects with commitments we are obligated to fulfill. The following tables outline the status of our significant definitive and deferred development and redevelopment projects as of the date of this report. A definitive project is a project that we intend to complete. A deferred project is a project that we have temporarily delayed. A decision about whether to proceed and complete these development and redevelopment projects will depend on the Company’s liquidity position, market conditions and existing contractual obligations to local jurisdictions and prospective tenants.
Definitive Projects

Forecasted cost to complete on significant redevelopment projects	$225.5

Forecasted cost to complete or contractual spending on significant new development projects	59.0

Current estimated additional costs to be incurred on recently opened redevelopment projects	35.7

Current estimated additional costs to be incurred on recently opened new development projects	54.0

Total Future Development Spending (b)	$374.2

	2009	2010	Beyond	Total
Total Definitive Projects	$117.0	$90.4	$132.8	$340.2
Total Deferred Projects	20.3	9.0	4.7	34.0

Grand Total	$137.3	$99.4	$137.5	$374.2

(a)	Excludes international projects.

(b)	Inactive projects have been excluded. As of March 31, 2009, we had incurred $66.6M of development costs associated with these developments and redevelopments. Any decision to abandon these projects would potentially result in a write off of a substantial portion of the costs incurred to date.

GENERAL GROWTH PROPERTIES, INC.
EXPANSIONS & REDEVELOPMENTS
Significant Definitive Projects

					Forecasted Cost to
			Forecasted Total Cost (in	Current Expenditures	Complete (in millions at	Projected
Property	Description	Ownership %	millions at share)	(in millions at share)	share)	Opening

Christiana Mall	Nordstrom and lifestyle center expansion	50%	$91.5	$48.0	$43.5	Q4 2009
Newark, DE

Fashion Place	Nordstrom, mall shop and streetscape GLA expansion, and interior mall renovation	100%	130.9	62.4	68.5	Q4 2011
Murray, UT

Saint Louis Galleria	Addition of Nordstrom and mall shop GLA	100%	56.4	22.3	34.1	Q4 2011
Saint Louis, MO

Tucson Mall	Lifestyle expansion	100%	66.8	35.1	31.7	Q4 2009
Tucson, AZ

Ward Centers	Addition of Whole Foods, parking structure and other retail space	100%	150.2	109.2	41.0	Q1 2010
Honolulu, HI

Current forecasted cost of 8 other significant definitive redevelopment projects			86.6	79.6	7.0

Total significant definitive expansion & redevelopment projects			$582.4	$356.6	$225.8

Significant Deferred Projects

Total significant deferred expansion & redevelopment projects (a)			$0.2	$0.5	-$0.3

Total significant expansion & redevelopment projects			$582.6	$357.1	$225.5

(a)	Negative forecasted amount is due to a potential land sale which is treated as a reduction to overall costs.

GENERAL GROWTH PROPERTIES, INC.
NEW DEVELOPMENTS (a)
Significant Definitive Projects

			Forecasted Total	Current
			Cost (in millions at	Expenditures (in	Forecasted Cost to Complete	Projected
Property	Description	Ownership %	share)	millions at share)	(in millions at share)	Opening

Natick	Nouvelle at Natick - luxury condominiums	100%	192.4 (b)	167.7	24.7	(c )
Natick, MA

Total significant definitive new development projects			$192.4	$167.7	$24.7

Significant Deferred Projects (d)

			Cost (in millions at	Expenditures (in	Future Contractual Obligations
Property	Description	Ownership %	share)	millions at share)	(in millions at share)

Elk Grove Promenade	1.1 million sf open air lifestyle center with retail, entertainment and big box components	100%	$205.5	$188.9	$16.6
Elk Grove, CA

The Shops at Summerlin Centre SM	New retail development of 106 acres in the Summerlin community; project could be expanded in subsequent years	100%	218.3	217.1	1.2
Las Vegas, NV

Other development projects			59.2	42.7	16.5

Total significant deferred new development projects			$483.0	$448.7	$34.3

Total significant new development projects			$675.4	$616.4	$59.0

(a)	Excludes international projects.

(b)	Excludes the provision for impairment at September 30, 2008. Also excludes cumulative deferred revenue related to residential sales at Nouvelle at Natick of $13.7M.

(c)	Anticipated sales period Q2 2009 — Q4 2013.

(d)	We have suspended our Elk Grove Promenade, The Shops at Summerlin Centre (SM) and other developments. As of March 31, 2009, we had incurred $448.7M of development costs associated with these developments. We are currently obligated under existing contractual obligations to local jurisdictions and prospective tenants to spend an additional $34.3M. A decision about whether to proceed and complete these developments will depend on the Company’s liquidity position, market conditions and such contractual obligations. A decision to abandon completion of these developments would likely result in the marketing for sale of such project, potentially resulting in a write off of a substantial portion of the costs incurred to date.